SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[X]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Delaware Group Equity Funds III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[ X ]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

3)           Filing Party:
____________________________________________________________

4)           Date Filed:
____________________________________________________________

       IMPORTANT REMINDER
DELAWARE TREND FUND

September 2010

Dear Valued Shareholder:

We need your help.  The special meeting of shareholders of Delaware Trend Fund (“Fund”) is scheduled for Wednesday, September 22, 2010 and as of the date of this letter, our records indicate that we have not yet received your important proxy vote.

It is critical that your proxy vote is received before September 22, 2010.  Failure to secure sufficient votes for the item on the agenda will result in additional costly solicitation efforts and could delay the important business of the Fund.  Please help us by casting your vote today.

Proxy materials were originally mailed to you on or about August 5, 2010.  Enclosed you will find another copy of your proxy ballot(s).  If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation.  If you have not yet cast your vote, please do so today.  We need your proxy vote, regardless of how many shares you own.

If you need another copy of the proxy statement, have any proxy-related questions, or wish to vote your proxy by phone, please call 1-877-864-5057 for assistance. I thank you in advance for your help with this urgent matter.

Sincerely,

Patrick P. Coyne
Chairman, President and Chief Executive Officer

1.
Vote by Phone with a Live Representative Today! You may cast your vote by calling our toll-free proxy hotline at 1-877-864-5057. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote by Touch-Tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the Web site.

4.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.  If possible, please utilize one of the above voting options so that your vote will be received BEFORE September 22, 2010.

Delaware Investments, 2005 Market Street ● Philadelphia, PA 19103

Delaware Investments, a member of Macquarie Group, refers to Delaware Management Holdings, Inc. and its subsidiaries. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide.

REG/NOBO

       IMPORTANT REMINDER
DELAWARE TREND FUND

September 2010

Dear Valued Shareholder:

We need your help.  The special meeting of shareholders of Delaware Trend Fund (“Fund”) is scheduled for Wednesday, September 22, 2010 and as of the date of this letter, our records indicate that we have not yet received your important proxy vote.

It is critical that your proxy vote is received before September 22, 2010.  Failure to secure sufficient votes for the item on the agenda will result in additional costly solicitation efforts and could delay the important business of the Fund.  Please help us by casting your vote today.

Proxy materials were originally mailed to you on or about August 5, 2010.  Enclosed you will find another copy of your proxy ballot(s).  If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation.  If you have not yet cast your vote, please do so today.  We need your proxy vote, regardless of how many shares you own.

If you need another copy of the proxy statement, or have any proxy-related questions, please call 1-877-864-5057 for assistance. I thank you in advance for your help with this urgent matter.

Sincerely,

Patrick P. Coyne
Chairman, President and Chief Executive Officer

1.	Vote by Touch-Tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the Web site.

3.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.  If possible, please utilize one of the above voting options so that your vote will be received BEFORE September 22, 2010.

Delaware Investments, 2005 Market Street ● Philadelphia, PA 19103

Delaware Investments, a member of Macquarie Group, refers to Delaware Management Holdings, Inc. and its subsidiaries. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide.

OBO